ADMA Biologics Enters Into $100 Million Credit Facility Loan Amendment with Perceptive Advisors

Increases Size of Facility and Extends Interest-Only Period Enabling ADMA to Reach Profitability Prior to Maturity

Demonstrates Perceptive’s Commitment and Long-Term Positive Outlook for ADMA’s Commercial IG Drug Product Portfolio, IP Estate, and Asset Value Supported by Plasma Centers and a Vertically Integrated Plasma Fractionation and Fill/Finish Manufacturing Plant

RAMSEY, N.J. and BOCA RATON, FL., – December 9, 2020 – ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, today announced an amendment to its existing senior secured term loan with Perceptive Advisors (“Perceptive”), which provides for an additional loan tranche of $15 million, increasing the total size of the credit facility to $100 million. The amended terms for the existing $85 million credit facility additionally provide for, among other things, a two-year extension of the interest only period through the duration of the credit facility now maturing in March 2024, at an unchanged borrowing rate of 11%. The newly issued loan tranche of $15 million from Perceptive was fully drawn and used to pay the remaining obligations under the Biotest AG subordinated note entered into in June of 2017, at a 7% mutually agreed discount with no associated prepayment penalties. This additional loan tranche carries the same terms as the amended senior secured loans. There were no modifications made to the existing revenue covenants of the credit facility with Perceptive.

“This upsized loan amendment demonstrates Perceptive’s long-term view for the plasma industry and ADMA’s important role as a reliable producer of plasma-derived biologics,” said Joseph Edelman, Chief Executive Officer and Founder of Perceptive Advisors. “We remain committed to supporting ADMA’s business and unlocking shareholder value that we believe has yet to be realized. We are optimistic that the asset value of manufactured plasma and plasma collection centers will continue to appreciate into the future.”

“This amendment to our senior secured term loan, with its increased size and extended maturities, strengthens our long-term capital position and allows us to continue to execute on our strategic priorities, including supply chain enhancement initiatives and plasma center expansion, in addition to generating considerable near-term and ongoing revenue growth,” stated Adam Grossman, President and Chief Executive Officer of ADMA. “Despite ongoing COVID-19 headwinds, we remain on track to achieve our previously provided guidance for topline revenues of $250 million or greater by 2024, and we are confident that we are well-positioned to achieve profitability prior to the new 2024 maturity date of the loan. The continued support from Perceptive, who remains our largest equity holder, is a testament to the shareholder value that we believe will be created as we execute on these corporate objectives and establish ADMA as the only fully integrated American plasma fractionator.”

“Perceptive is pleased to provide additional capital to support ADMA’s near-term revenue and profitability growth strategy,” stated Sam Chawla, Portfolio Manager at Perceptive. “The Company has made significant progress and has met all of our goals and objectives to date. We look forward to seeing ADMA’s continued progress and supporting the Company’s mission and value creating business objectives, focused on improving healthcare options for patients at risk of infectious diseases.”

The Perceptive credit amendment has an interest-only term with a maturity date of March 1, 2024. Borrowings under the Perceptive credit agreement bear interest at a rate per annum equal to 7.5% plus the greater of one-month LIBOR and 3.5%. ADMA will also issue a warrant to Perceptive to purchase 2,390,000 shares of the Company’s common stock at the lower of ADMA’s closing share price on the date of the amendment and the 10-day VWAP ahead of closing.

The debt financing disclosed in this press release is not all inclusive and, as such, the statements in this press release are qualified in their entirety by reference to the description of the debt financing transaction and corresponding exhibits, which are included in a Current Report on Form 8-K filed concurrently with this press release by ADMA with the Securities and Exchange Commission.

About Perceptive Advisors (Perceptive)

Founded in 1999, Perceptive Advisors is a leading healthcare focused investment firm with over $8.5 billion of regulatory assets under management as of October 29, 2020. Since inception, Perceptive Advisors has focused on supporting progress in the life sciences industry by identifying opportunities and directing financial resources toward the most promising technologies in modern healthcare.  For more information about Perceptive, visit www.perceptivelife.com.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end American commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about ADMA’s future results of operations; timing of revenue and profitability; execution of corporate objectives and achievement of goals; realization of shareholder value; and future appreciation of the asset value of manufactured plasma and plasma collection centers. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Skyler Bloom

Director, Investor Relations and Corporate Strategy | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:

Sam Martin

Managing Director, Argot Partners | 212-600-1902 | sam@argotpartners.com